Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT

TO THE

SPONSOR SUPPORT AGREEMENT

This First Amendment (this “First Amendment”) to the Sponsor Support Agreement dated as of August 6, 2026 amends the Sponsor Support Agreement, dated as of June 17, 2026 (the “Original Agreement,” as amended pursuant to this First Amendment and as may be further amended, supplemented, modified and/or restated from time to time, the “Sponsor Support Agreement”), by and among (i) Silicon Valley Acquisition Corp., a Cayman Islands exempted company (“SVAQ”), (ii) Silicon Valley Acquisition Sponsor LLC, a Delaware limited liability company (“Sponsor”), and (iii) EigenQ, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Sponsor Support Agreement.

RECITALS:

WHEREAS, the Parties desire to amend the Original Agreement as set forth in this First Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Sponsor Support Agreement, the parties hereto, intending to be legally bound, do hereby acknowledge and agree as follows:

1. Amendment to the Original Agreement. Section 4 of the Original Agreement is hereby replaced with the following:

“Waiver of Anti-Dilution Rights. Sponsor hereby agrees to waive the provisions of Section 17.2 set forth in the Governing Document of SVAQ relating to the adjustment of the Initial Conversion Ratio (as defined in the Governing Document of SVAQ) in connection with the transactions contemplated by the BCA and agrees not to exercise, assert or perfect, any rights to adjustment or other anti-dilution protections with respect to the rate at which SVAQ Class B Shares held by such Sponsor convert into SVAQ Class A Shares, whether resulting from the transactions contemplated by the BCA or otherwise, so that each SVAQ Class B Share held by Sponsor issued and outstanding as of the Closing shall convert into one SVAQ Class A Share pursuant to, and in accordance with, the Governing Document of SVAQ. Sponsor hereby agrees to elect to convert each SVAQ Class B Share held by it into one share of SVAQ Common Stock, with such conversion to be effective upon the consummation of the Domestication.”

2. Amendment to the Original Agreement. Section 5 of the Original Agreement is hereby replaced with the following:

“Sponsor Economics; Forfeiture. At and after the Closing, the Sponsor will retain an aggregate of 5,000,000 Founder Shares. Sponsor hereby agrees that it shall, immediately prior to (and in connection with) the Closing, transfer, directly or constructively (including, if applicable, pursuant to a forfeiture and reissuance), up to 2,165,950 Founder Shares (such transferred Founder Shares, the “Transaction Support Shares”), if needed, to (i) support the Transaction Financing or (ii) compensate certain other participants in the transactions contemplated by the Business Combination Agreement as mutually agreed by SVAQ and the Company, provided that if any such Transaction Support Shares are not so transferred, fifty percent (50%) of such non-transferred Transaction Support Shares shall be retained by the Sponsor and the remaining fifty percent (50%) of such non-transferred Transaction Support Shares shall be forfeited by the Sponsor and surrendered to the SPAC (such forfeited shares, the “Sponsor Forfeited Shares”), and the Sponsor shall not have any further rights with respect to such Sponsor Forfeited Shares. SPAC is authorized to and shall be required to deliver any notices required to be delivered to its transfer agent and take such further actions in order to accept, terminate and/or cancel any Sponsor Forfeited Shares that have been forfeited as provided in this Section 5.”

3. Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Original Agreement shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Sponsor Support Agreement in the Sponsor Support Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this First Amendment (or as the Sponsor Support Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Sponsor Support Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of SVAQ and the Company. Section 8 (Miscellaneous) of the Original Agreement is hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each party has caused this First Amendment to be signed and delivered by its respective duly authorized signatory as of the date first written above.

SVAQ:

SILICON VALLEY ACQUISITION CORP.

By:	/s/ Dan Nash
Name:	Dan Nash
Title:	Chief Executive Officer

Sponsor:

SILICON VALLEY ACQUISITION SPONSOR LLC

By:	/s/ Dan Nash
Name:	Dan Nash
Title:	Managing Member

[Signature Page – First Amendment to Sponsor Support Agreement]

IN WITNESS WHEREOF, each party has caused this First Amendment to be signed and delivered by its respective duly authorized signatory as of the date first written above.

The Company:

EIGENQ, INC.

By:	/s/ Dr. José R. Rosas-Bustos
Name:	Dr. José R. Rosas-Bustos
Title:	Chief Executive Officer

[Signature Page – First Amendment to Sponsor Support Agreement]